Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended July 31, 2017*

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(13,600)
Unrealized Gain (Loss) on Market Value of Futures	470,689
Dividend Income	96
Interest Income	289
ETF Transaction Fees	1,000
Total Income (Loss)	$458,474

Expenses
Sponsor Management Fees	$1,045
Brokerage Commissions	639
Total Expenses	$1,684
Net Income (Loss)	$456,790

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/17*	$–
Additions (100,040 Shares)	2,501,000
Net Income (Loss)	456,790

Net Asset Value End of Month	$2,957,790
Net Asset Value Per Share (100,040 Shares)	$29.57

*Inception Date, July 20, 2017. To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended July 31, 2017*

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(58,142)
Unrealized Gain (Loss) on Market Value of Futures	(377,330)
Dividend Income	96
Interest Income	302
ETF Transaction Fees	1,000
Total Income (Loss)	$(434,074)

Expenses
Sponsor Management Fees	$1,207
Brokerage Commissions	761
Total Expenses	$1,968
Net Income (Loss)	$(436,042)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/17*	$–
Additions (100,040 Shares)	2,501,000
Net Income (Loss)	(436,042)

Net Asset Value End of Month	$2,064,958
Net Asset Value Per Share (100,040 Shares)	$20.64

*Inception Date, July 20, 2017. To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended July 31, 2017*

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(71,742)
Unrealized Gain (Loss) on Market Value of Futures	93,359
Dividend Income	192
Interest Income	591
ETF Transaction Fees	2,000
Total Income (Loss)	$24,400

Expenses
Sponsor Management Fees	$2,252
Brokerage Commissions	1,400
Total Expenses	$3,652
Net Income (Loss)	$20,748

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/17*	$–
Additions (200,080 Shares)	5,002,000
Net Income (Loss)	20,748

Net Asset Value End of Month	$5,022,748

*Inception Date, July 20, 2017. To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612